Exhibit 99.1

MONOGRAM RESIDENTIAL TRUST ANNOUNCES SECOND QUARTER 2016 RESULTS AND UPDATES 2016 OUTLOOK

PLANO, TX—August 4, 2016 — Monogram Residential Trust, Inc., (NYSE: MORE) (“Monogram” or the “Company”) an owner, operator and developer of luxury apartment communities with a significant presence in select coastal markets across the United States, today reported operational and financial results for the second quarter 2016.

“Our results year-to-date, including a 5.8% increase in proportionate same store NOI, reflect the strong performance of our diversified portfolio of Class A assets, however, looking ahead, we expect that increased supply will continue to impact certain markets,” stated Mark T. Alfieri, Chief Executive Officer, President and Chief Operating Officer of Monogram. “During the quarter, we stabilized two communities, Cyan on Peachtree in Atlanta and Ev in San Diego, and completed construction of Verge in San Diego. We remain focused on executing on our stated strategy, to drive consistent same store growth in our stabilized portfolio and to deliver the embedded NOI within our development program, which we believe will create significant long term value for our stockholders.”

Second Quarter 2016 Highlights

•                  Net loss attributable to common stockholders of $9.2 million as compared to net income attributable to common stockholders of $49.2 million in the second quarter of 2015.  The decrease is primarily due to gain on property sales in the second quarter of 2015.

•                  Reported increase in proportionate same store NOI of 4.2% as compared to the second quarter 2015.

•                  Reported increase in proportionate quarterly stabilized same store NOI of 6.0% as compared to the second quarter 2015. For the second quarter, four communities, 4110 Fairmount and Arpeggio Victory Park in Dallas, TX, Muse Museum District in Houston, TX and Blue Sol in Costa Mesa, CA, were added to the Company’s quarterly stabilized same store portfolio.

•                  Achieved consolidated weighted average occupancy in the Company’s Same Store portfolio of 95.4% with monthly rental revenue per unit of $1,879, an increase of 2.5% compared to the second quarter 2015.

•                  Stabilized two communities, Cyan on Peachtree in Atlanta, GA and Ev in San Diego, CA.

•                  Completed construction of one development community, Verge, in San Diego, CA.

•                  Started leasing one development community, The Alexan, in Dallas, TX.

•                  Declared a $0.075 per share dividend which was paid on July 8, 2016 to common stockholders of record on June 30, 2016.

Financial Results for the Second Quarter 2016

The Company reported net loss attributable to common stockholders of $9.2 million, or $(0.06) per fully diluted share, compared to net income attributable to common stockholders of $49.2 million, or $0.29 per fully diluted share, which included a $48.6 million gain on sale of real estate, in the quarter ended June 30, 2015.

The year over year difference is primarily due to the gain on sale of real estate in 2015 and in part because of higher depreciation and amortization expense and interest expense associated with development properties placed into service in the last 12 months that are primarily still in lease up.  Once stabilized occupancy is achieved in the development portfolio, the Company expects that the incremental contribution from these properties will contribute positively to net income, Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), and Adjusted Funds from Operations (“AFFO”).

Core FFO totaled $14.3 million or $0.09 per fully diluted share, as compared to $21.5 million or $0.13 per fully diluted share, for the same period in 2015.  AFFO totaled $14.7 million or $0.09 per fully diluted share, as compared to $21.7 million or $0.13 per fully diluted share, for the same period in 2015.

The year over year difference in core FFO and AFFO is primarily due to promoted interest payments and disposition fees received in 2015, reduction in NOI related to properties sold in 2015, and increase in interest expense in 2016, which more than offset increases in NOI from the same store portfolio and stabilized non-comparable and lease up properties.

Financial Results for the Six Months Ended June 30, 2016

The Company reported a net loss attributable to common stockholders of $17.5 million, or $(0.11) per fully diluted share, compared to net income attributable to common stockholders of $48.4 million, or $0.29 per fully diluted share, which included a $48.6 million gain on sale of real estate, for the same period in 2015.

Core FFO totaled $26.8 million or $0.16 per diluted share, as compared to $36.6 million or $0.22 per diluted share, for the same period in 2015.  AFFO totaled $27.6 million or $0.16 per diluted share, as compared to $37.1 million or $0.22 per diluted share, for the same period in 2015.

The year over year difference in core FFO and AFFO is primarily due to promoted interest payments and disposition fees received in 2015, reduction in NOI related to properties sold in 2015, and increase in interest expense in 2016, which more than offset increases in NOI from the same store portfolio and stabilized non-comparable and lease up properties.

Total Portfolio Results

Total consolidated revenues for the second quarter 2016 increased 16.0% to $68.6 million from $59.1 million in the same period in 2015.  Total portfolio operating expenses increased to $27.6 million from $23.3 million. Both increases are primarily attributed to the lease up and stabilization of the Company’s new development communities. Total portfolio NOI increased 14.4% to $40.9 million from $35.8 million in the second quarter 2015.

Same Store Portfolio Results

For the 32 Same Store communities, the Company’s proportionate share of second quarter 2016 Same Store NOI increased 4.2% to $23.8 million, compared to $22.9 million in the second quarter of 2015.  The Company’s proportionate share of Same Store revenue increased 3.0% and expenses increased 0.7% compared to the same period in 2015.

Year to date compared to the same period in 2015, the Company’s proportionate share of 2016 Same Store revenue increased 3.9%, expenses increased 0.3%, and NOI increased 5.8%.

Average rental revenue per unit within the Same Store consolidated portfolio increased 2.5% from $1,834 as of June 30, 2015 to $1,879 as of June 30, 2016, and weighted average occupancy decreased from 95.8% as of June 30, 2015 to 95.4% as of June 30, 2016.

For the 36 Quarterly Stabilized Same Store communities, the Company’s proportionate share of second quarter 2016 Same Store NOI increased 6.0% to $25.7 million, compared to $24.3 million in the second quarter of 2015.  The Company’s proportionate share of Quarterly Stabilized Same Store revenue increased 4.1% to $39.7 million from $38.1 million for the same period in 2015.  Quarterly Stabilized Same Store expenses increased 0.9% to $13.9 million, compared to $13.8 million for the same period in 2015.

The Company defines Same Store communities as those that are stabilized and comparable for both the current and the prior reporting year.  The Company considers a property to be stabilized generally upon achieving 90% occupancy.  The Company defines Quarterly Stabilized Same Store communities as those that are stabilized and comparable for both the current quarter and the prior year quarter.

Development and Lease Up Activity

One development community was stabilized during the quarter:

•                  Cyan on Peachtree, located in Atlanta, Georgia, contains 329 units and was 92% occupied at quarter end.  The Company’s proportionate ownership is 55% and the property was stabilized in the second quarter 2016. The property was stabilized during the second quarter at a NOI yield of 7.9%.

One development community, Verge, was completed during the quarter.  As a result, the following five operating communities were in lease up at the end of the second quarter:

•                  Verge, located in San Diego, California, contains 444 units and was 74% occupied at quarter end.  The Company’s proportionate ownership is 70% and the property is expected to be stabilized by the third quarter 2016.

•                  SoMa, located in Miami, Florida, contains 418 units and was 64% occupied at quarter end.  The Company’s proportionate ownership is 55% and the property is expected to be stabilized by the third quarter 2016.

•                  OLUME, located in San Francisco, California, contains 121 units and was 45% occupied at quarter end.  The Company’s proportionate share is 55% and the property is expected to be stabilized by the third quarter 2016.

•                  Zinc, located in Cambridge, Massachusetts, contains 392 units and was 39% occupied at quarter end.  The Company’s proportionate ownership is 55% and the property is expected to be stabilized by the second quarter 2017.

•                  Nouvelle, located in Tysons Corner, Virginia, contains 461 units and was 39% occupied at quarter end.  The Company’s proportionate ownership is 55% and the property is expected to be stabilized by the third quarter 2017.

One development community started leasing during the quarter:

•                  The Alexan, located in Dallas, Texas, contains 365 units and was 7% occupied at quarter end.  The Company’s proportionate ownership is 50% and the property is expected to be completed by the fourth quarter 2016 and stabilized by the third quarter of 2017.

One acquisition community was stabilized during the quarter:

•                  Ev in San Diego, California, contains 208 units and was 96% occupied at quarter end.  The Company’s wholly owns this asset and the property was stabilized in the second quarter 2016.

One acquisition community started leasing during the quarter:

•                  The Mile, located in Miami, FL, contains 120 units and was 7% occupied at quarter end. The Company wholly owns this asset and the property is expected to be completed by the third quarter 2016 and stabilized by the first quarter of 2017.

As of June 30, 2016, Monogram’s existing development program, which currently consists of eight communities in lease up or under construction with 2,857 planned units is 83% complete based on the Company’s proportionate share of total economic costs.  The Company’s share of estimated remaining development costs to complete the existing development program totals $113 million.  All but one of these projects are expected to be completed and stabilized by the end of 2017.  Six of these communities are currently leasing and are 46% occupied on a weighted average basis and two communities, Lucé in Huntington Beach, CA and Caspian Delray Beach in Delray Beach, FL are under construction.

The cumulative development program that was outlined at the time of Monogram’s listing, November 21, 2014, is 88% complete based on the Company’s proportionate share of total economic costs.

Balance Sheet

At the end of the second quarter, the Company had total debt outstanding of $1.6 billion, including debt held at the co-investment venture level. The Company’s proportionate share of contractual debt totaled $1.0 billion. The Company’s debt had a weighted average interest rate of 3.31%.

As of June 30, 2016, the Company had $58.2 million in cash and cash equivalents, and $47.0 million outstanding on the Company’s credit facilities.  At the end of the second quarter, the Company had two credit facilities, consisting of a $150 million credit facility and a $200 million revolving credit facility.

Quarterly Dividend Declaration

On May 26, 2016, the Company declared a cash dividend of $0.075 per common share.  The dividend was paid on July 8, 2016 to common stockholders of record at the close of business on June 30, 2016.

Outlook

For the full-year 2016, the Company has updated its Same Store growth outlook and established the following earnings guidance ranges (per common share) (unaudited):

	2016 Full-Year Guidance Range

Proportionate Share - Same Store Growth:
Revenue	3.3%	to	3.6%
Expense	1.0%	to	1.5%
NOI	4.25%	to	5.0%

FFO	$0.31	to	$0.34
Core FFO	0.34	to	0.37
AFFO	0.35	to	0.38

Conference Call

The Company will hold a conference call on Thursday, August 4, 2016 at 5:00 p.m. Eastern Time to review its second quarter 2016 results and discuss its outlook for future performance. To participate in the call, please dial 1-877-407-9039 (Domestic) or 1-201-689-8470 (International), or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at www.monogramres.com.   Please log on at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Select the “Second Quarter 2016 Earnings Conference Call” link. The webcast will be archived for 90 days.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in this press release and in the Company’s outlook include, expectations regarding apartment market conditions and expectations regarding future operating conditions, including the Company’s current outlook as to expected funds from operations, core funds from operations, adjusted funds from operations, revenue, operating expenses, net operating income, capital expenditures, depreciation, gains on sales and net income and anticipated development activities (including projected construction expenditures and timing). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including, without limitation, changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the growth of our development program which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and may be discussed in subsequent filings with the SEC.

About Monogram

Monogram is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities. Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States. Monogram’s portfolio includes investments in 55 multifamily communities in 10 states comprising 15,211 apartment homes.

Consolidated Balance Sheet

(in thousands) (unaudited)

	June 30, 2016	December 31, 2015
Assets
Real estate
Land	$510,265	$497,360
Buildings and improvements	2,774,750	2,627,693
Gross operating real estate	3,285,015	3,125,053
Less: accumulated depreciation	(417,261)	(357,036)
Net operating real estate	2,867,754	2,768,017
Construction in progress, including land	235,524	333,153
Total real estate, net	3,103,278	3,101,170

Cash and cash equivalents	58,244	83,727
Intangibles, net	17,514	18,066
Other assets, net	64,834	64,993
Total assets	$3,243,870	$3,267,956

Liabilities
Mortgages and notes payable, net	$1,497,454	$1,461,349
Credit facilities payable, net	44,216	45,495
Construction costs payable	37,456	36,975
Accounts payable and other liabilities	28,929	28,922
Deferred revenues, primarily lease revenues, net	18,718	19,451
Distributions payable	12,512	12,494
Tenant security deposits	6,310	5,616
Total liabilities	1,645,595	1,610,302

Redeemable, noncontrolling interests	29,073	29,073

Equity
Preferred stock	—	—
Common stock	17	17
Additional paid-in capital	1,437,684	1,436,254
Cumulative distributions and net income (loss)	(312,065)	(269,523)
Total equity attributable to common stockholders	1,125,636	1,166,748
Non-redeemable noncontrolling interests	443,566	461,833
Total equity	1,569,202	1,628,581
Total liabilities and equity	$3,243,870	$3,267,956

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Rental revenues	$68,551	$59,105	$134,098	$115,748

Expenses:
Property operating expenses	20,401	16,279	39,207	31,954
Real estate taxes	10,617	8,799	21,239	17,368
General and administrative expenses	7,353	4,708	13,863	9,484
Acquisition expenses	5	151	128	151
Investment and other development expenses	95	3,384	250	3,615
Interest expense	11,063	6,673	21,429	12,670
Amortization of deferred financing costs	1,554	946	3,090	1,777
Depreciation and amortization	30,998	25,134	61,054	49,683
Total expenses	82,086	66,074	160,260	126,702

Interest income	1,776	2,763	3,458	5,360
Equity in income of investment in unconsolidated real estate joint venture	—	64	—	250
Other income (expense)	(168)	13	(283)	38
Loss from continuing operations before gain on sale of real estate	(11,927)	(4,129)	(22,987)	(5,306)
Gain on sale of real estate	—	48,602	—	48,602

Net income (loss)	(11,927)	44,473	(22,987)	43,296

Net loss attributable to non-redeenable noncontrolling interests	2,710	4,724	5,465	5,070
Net income (loss) available to the Company	(9,217)	49,197	(17,522)	48,366
Dividends to preferred stockholders	(1)	(1)	(3)	(3)
Net income (loss) attributable to common stockholders	$(9,218)	$49,196	$(17,525)	$48,363

Weighted average number of common shares outstanding - basic	166,800	166,541	166,772	166,525
Weighted average number of common shares outstanding - diluted	166,800	167,202	166,772	167,155

Basic and diluted earnings (loss) per common share	$(0.06)	$0.29	$(0.11)	$0.29

Non-GAAP Performance Financial Measures and Definitions

In addition to amounts presented in accordance with GAAP, we also present certain supplemental non-GAAP measurements.  These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP.  In compliance with SEC requirements, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure.  For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

Net Operating Income (“NOI”) and Same Store NOI

We define NOI as consolidated rental revenue, less consolidated property operating expenses and real estate taxes.  We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with real estate industry defined property operations, such as general and administrative expenses, corporate property management expenses, property management fees, depreciation expense, impairment and interest expense.  NOI also excludes revenues not associated with property operations, such as interest income and other non-property related revenues.  NOI may be helpful in evaluating all of our multifamily operations and providing comparability to other real estate companies. NOI is also a useful measurement because it is included as a basis for certain of our loan covenant calculations.

We define Same Store NOI as NOI for our stabilized multifamily communities that are comparable between periods.  We view Same Store NOI as an important measure of the operating performance of our properties because they allow us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by lease-up activity, acquisitions or dispositions during the periods.

NOI and Same Store NOI should not be considered as replacements for GAAP net income as they exclude certain income and expenses that are material to our operations.  Additionally, NOI and Same Store NOI may not be useful in evaluating net asset value or impairments as they also exclude certain GAAP income and expenses and non-comparable properties.  Investors are cautioned that NOI and Same Store NOI should only be used to assess the operating performance trends for the properties included within the definition.

The following table presents a reconciliation of our net income (loss) to NOI, Same Store NOI and Quarterly Stabilized Same Store NOI for our multifamily communities for the quarters and six months ended June 30, 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Reconciliation of net income (loss) to NOI and Same Store NOI:
Net income (loss )	$(11,927)	$44,473	$(22,987)	$43,296

Adjustments to reconcile net income (loss) to NOI:
Corporate property management expenses	3,406	1,762	6,007	3,576
General and administrative expenses	7,353	4,708	13,863	9,484
Interest expense	11,063	6,673	21,429	12,670
Amortization of deferred financing costs	1,554	946	3,090	1,777
Depreciation and amortization	30,998	25,134	61,054	49,683
Interest income	(1,776)	(2,763)	(3,458)	(5,360)
Gain on sale of real estate	—	(48,602)	—	(48,602)
Investment and other development expenses	95	3,384	250	3,615
Other, net	172	74	410	(138)
NOI	40,938	35,789	79,658	70,001

Less: non-comparable
Rental revenue	(17,788)	(9,695)	(32,870)	(18,059)
Property operating expenses, including real estate taxes	9,866	5,735	18,869	10,450
Consolidated Same Store NOI	33,016	31,829	65,657	62,392

Less: amounts attributable to noncontrolling interests
Rental revenue	(14,457)	(14,156)	(28,865)	(28,017)
Property operating expenses, including real estate taxes	5,259	5,177	10,468	10,276
Proportionate Same Store NOI	23,818	22,850	$47,260	$44,651
Plus: amounts related to four multifamily communities stabilized April 1, 2015
Rental revenue	3,344	2,827	N/A	N/A
Property operating expenses, including real estate taxes	(1,427)	(1,393)	N/A	N/A
Proportionate Quarterly Stabilized Same Store NOI	$25,735	$24,284	N/A	N/A

Funds from Operations, Core FFO and AFFO

Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO as currently defined by NAREIT to be net income (loss), computed in accordance with GAAP excluding gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests.

Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, acquisition expenses, contingent purchase price adjustments, gain or loss on derivative fair value adjustments and non-recurring expenses, such as transition expenses.

Adjusted Core FFO (“AFFO”) is calculated starting from Core FFO adjusted for recurring capital expenditures, straight-line rents and stock compensation expense.

We believe that FFO, Core FFO, and AFFO are helpful to our investors and our management as measures of operating performance because they exclude real estate-related depreciation and amortization, impairments of depreciable real estate, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, highlights the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities (including capitalized interest and other costs during the development period), general and administrative expenses, and interest costs, which may not be immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate and intangibles diminishes predictably over time independent of market conditions or the physical condition of the asset.  Since real estate values have historically risen or fallen with market conditions (which includes property level factors such as rental rates, occupancy, capital improvements, status of developments and competition, as well as macro-economic factors such as economic growth, interest rates, demand and supply for real estate and inflation), many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. FFO, Core FFO and AFFO are also useful measurements because they are included as a basis for certain of our loan covenants.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance.  Factors that impact FFO include property operations, start-up costs, fixed costs, acquisition expenses, interest on cash held in accounts or loan investments, income from portfolio properties, operating costs during the lease up of developments, interest rates on acquisition financing and general and administrative expenses.  In addition, FFO will be affected by the types of investments in our and our co-investment ventures’ portfolios, which include, but are not limited to, equity and mezzanine, and bridge loan investments in existing operating properties and properties in various stages of development and the accounting treatment of the investments in accordance with our accounting policies.  Core FFO is useful because it adjusts for one-time items which increases comparability to other REITs.  AFFO is useful as it is the basis for certain debt covenant calculations.

FFO, Core FFO, and AFFO should not be considered as alternatives to net income (loss), nor as an indication of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to fund distributions.  FFO, Core FFO, and AFFO are also not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO, Core FFO, and AFFO.  Although the Company has not historically incurred any significant impairment charges, investors are cautioned that we may not recover any impairment charges in the future.  Accordingly, FFO, Core FFO, and AFFO should be reviewed in connection with GAAP measurements.  We believe our presentation of FFO is in accordance with the NAREIT definition, however, our FFO, Core FFO, and AFFO as presented may not be comparable to amounts calculated by other REITs.

The following table presents our calculation of FFO, Core FFO, and AFFO, net of noncontrolling interests, and provides additional information related to our operations for the quarters and six months ended June 30, 2016 and 2015:

(in thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
FFO:
Net income (loss) attributable to common stockholders	$(9,218)	$49,196	$(17,525)	$48,363
Add (deduct) NAREIT defined adjustments - proportionate share:
Real estate depreciation and amortization	21,169	17,557	41,833	33,486
Gain on sale of real estate	—	(48,602)	—	(48,602)
Impairment expense	—	3,128	—	3,128
FFO - NAREIT defined	11,951	21,279	24,308	36,375

Add (deduct) adjustments to arrive at Core FFO - proportionate share:
Fair value adjustments (derivatives and business combinations)	138	39	138	55
Acquisition expenses (including start up expenses)	126	174	321	183
Workforce reduction	2,044	—	2,044	—
Core FFO	14,259	21,492	26,811	36,613

Add (deduct) adjustments to arrive at AFFO - proportionate share:
Recurring capital expenditures	(500)	(527)	(865)	(885)
Straight-line rents	113	113	243	197
Stock compensation expense	820	600	1,400	1,138
AFFO	$14,692	$21,678	$27,589	$37,063

Weighted average number of common shares outstanding - basic	166,800	166,541	166,772	166,525
Weighted average number of common shares outstanding - diluted	167,605	167,202	167,458	167,155

Per common share amounts - basic and diluted:
Net income (loss) attributable to common stockholders	$(0.06)	$0.29	$(0.11)	$0.29
FFO attributable to common stockholders - NAREIT Defined	$0.07	$0.13	$0.15	$0.22
Core FFO attributable to common stockholders	$0.09	$0.13	$0.16	$0.22
AFFO attributable to common stockholders	$0.09	$0.13	$0.16	$0.22

Reconciliation of Full-Year 2016 Guidance

Reconciliation of full-year 2016 guidance:	Guidance Range - Per Share

Proforma annualized net income (loss) attributable to common stockholders	$(0.21)	$(0.16)
Add (deduct) NAREIT defined adjustments - Proportionate Share:
Real estate depreciation and amortization	0.52	0.50
Proforma FFO annualized - NAREIT defined	0.31	0.34

Add (deduct) adjustments to arrive at Proforma Core FFO annualized - Proportionate Share:
Other (primarily workforce reduction)	0.03	0.03
Proforma Core FFO annualized	0.34	0.37

Add (deduct) adjustments to arrive at Proforma AFFO annualized - Proportionate Share:
Other (primarily stock compensation expense and recurring capital expenditures)	0.01	0.01
Proforma AFFO annualized	$0.35	$0.38

Proforma weighted average number of common shares outstanding - diluted (in millions)	167.6	167.6

Other Definitions

Proportionate Share — A non-GAAP presentation of financial amounts at our effective cash share based on our participation in distributable operating cash. The amounts include our share of unconsolidated joint ventures and excludes noncontrolling interest in consolidated joint ventures.  Proportionate Share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our common stockholders. Proportionate Share presentations are also relevant to our investors and lenders as it highlights operations and capital available for our lenders and investors and is the basis used for several of our loan covenants. However, our proportionate share does not include amounts related to our consolidated operations and should not be considered as a replacement for corresponding GAAP amounts presented on a consolidated basis.  Investors are cautioned that our proportionate share amounts should only be used to assess financial information in the limited context of evaluating amounts attributable to common stockholders.  We present our proportionate share along with the corresponding GAAP balance.

Total Economic Costs — A non-GAAP measure representing costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items.

Contact:

Investor Relations

Stephen Swett

(469) 250-5638

ir@monogramres.com